                                                                   Exhibit 23.4

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on Research Genetics dated February 3, 2000 included in Invitrogen's Form 8-K/A dated February 17, 2000 and to all reference to our Firm included in this registration statement.

Arthur Andersen LLP

/s/ Arthur Andersen LLP

San Diego, California
July 28, 2000